SECOND AMENDED
SERVICE AND DISTRIBUTION PLAN

OF

THE PURISIMA FUNDS

WHEREAS, The Purisima Funds (the “Trust”) engages in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the “Act”);

WHEREAS, the Trust’s Board of Trustees (the “Board”) has established separate series of shares of the Trust and hereafter may establish additional series of shares (each a “Fund,” and collectively, the “Funds”);

WHEREAS, the Trust proposes or may propose to commence an offering of shares of the Funds at net asset value without an initial or contingent deferred sales charge;

WHEREAS, the Trust proposes to engage in activities which are primarily intended to result in the distribution and sale of the shares of the Funds and to make payments in connection with the distribution of the shares of the Funds, and the Trust desires to adopt a Distribution Plan (the “Plan”) pursuant to Rule 12b-1 under the Act;

WHEREAS, the principal distribution coordinator of the shares of the Funds (the “Distribution Coordinator”) proposes to incur substantial expenses in rendering distribution services for the Funds; and

WHEREAS, the Board has determined that there is a reasonable likelihood that adoption of this Plan will benefit the Funds and their shareholders.

NOW, THEREFORE, the Trust hereby adopts this Plan with respect to the shares of the Funds set forth in Appendix A in accordance with Rule 12b-1 under the Act and containing the following terms and conditions:

1.  Annual Fee. The Trust will pay to the Distribution Coordinator, as the Funds’ principal distribution coordinator, an annual fee for the Distribution Coordinator’s serving in such capacity and providing certain distribution-related services. The annual fee paid to the Distribution Coordinator under the Plan will be calculated daily and paid monthly in arrears by each Fund on the first day of each month based on the average daily net assets of such Fund at an annual rate of 0.25 of 1.0% on each Fund’s average net assets to reimburse the Distribution Coordinator for expenses that are primarily intended to result in the sale of a Fund’s shares (“Distribution Expenses”).

2.  Distribution Expenses in Excess of or Less Than Amount of Fee. The fees paid by the Trust on behalf of each Fund shall not be refundable if in any given year the fees are greater than the Distribution Expenses for that year. Distribution Expenses will be paid on a first-in, first-out basis. In no event shall the total of the compensation payable and out-of-pocket reimbursements under Sections 1 and 2 exceed on an annual basis 0.25% of a Fund’s average daily net assets.

3.  Expenses Covered by the Plan. Distribution Expenses which may be paid under the Plan are those expenses primarily intended to result in the sale of a Fund’s shares, including, but not limited to: (a) costs of payments, including incentive compensation, made to agents for and consultants to the Distribution Coordinator, any affiliate of the Distribution Coordinator or the Trust, including pension administration firms that provide distribution and shareholder related services and broker-dealers that engage in the distribution of a Fund’s shares; (b) payments made to, and expenses of, persons who provide support services in connection with the distribution of a Fund’s shares and servicing of a Fund’s shareholders, including, but not limited to, personnel of the Distribution Coordinator and the Fund’s investment manager, office space and equipment, telephone facilities, answering routine inquiries regarding the Fund, processing shareholder transactions and providing any other shareholder services not otherwise provided by the Trust’s transfer agency or other servicing arrangements; (c) payments made pursuant to any Distribution Coordination Agreement (the form of which is attached hereto as exhibits) or other service agreement; (d) fees and costs relating to the formulation and implementation of marketing and promotional activities, including, but not limited to, direct mail promotions and television, radio, newspaper, magazine and other mass media advertising; (e) costs of printing and distributing prospectuses, statements of additional information and reports of the Funds to prospective shareholders of the Funds; (f) costs involved in preparing, printing and distributing sales literature pertaining to the Fund; and (g) costs involved in obtaining whatever information, analyses and reports with respect to marketing and promotional activities that the Trust may, from time to time, deem advisable. Such expenses shall be deemed incurred whether paid directly by the Distribution Coordinator or by a third party to the extent reimbursed therefor by the Distribution Coordinator.

4.  Written Reports. The Distribution Coordinator shall furnish to the Board, for its review, on a quarterly basis, a written report of the monies paid to it under the Plan with respect to each Fund, and shall furnish the Board with such other information as the Board may reasonably request in connection with the payments made under the Plan in order to enable the Board to make an informed determination of whether the Plan should be continued as to each Fund.

5.  Termination. The Plan may be terminated as to any Fund at any time, without penalty, by vote of a majority of the outstanding voting securities of such Fund, and any Distribution Coordination Agreement under the Plan may be likewise terminated at any time. Once terminated, no further payments shall be made under the Plan.

6.  Amendments. The Plan and any Distribution Coordination Agreement or related distribution or service agreement may not be amended with respect to a Fund to increase materially the amount to be spent by the Fund for distribution and servicing of Fund shares pursuant to Section 1 hereof without approval by a majority of the outstanding voting securities of such Fund. All material amendments to the Plan and any Distribution Coordination Agreement or related distribution or service agreement entered into with third parties shall be approved by the Trust’s independent Trustees cast in person at a meeting called for the purpose of voting on any such amendment. The Distribution Coordinator may assign its responsibilities and liabilities under the Plan to another party who agrees to act as principal distribution coordinator for the Trust with the consent of a majority of the Trust’s independent Trustees.

7.  Selection of Independent Trustees. So long as the Plan is in effect, the selection and nomination of the Trust’s independent Trustees shall be committed to the discretion of such independent Trustees.

8.  Effective Date of Plan. The Plan shall take effect at such time as it has received the requisite Trustee and shareholder approval and, unless sooner terminated, shall continue in effect for a period of more than one year from the date of its execution only so long as such continuance is specifically approved at least annually by the Board, including a majority of the independent Trustees, cast in person at a meeting called for the purpose of voting on such continuance.

9.  Preservation of Materials. The Trust will preserve copies of the Plan, any agreements relating to the Plan and any reports made pursuant to Section 4 above, for a period of not less than six years (the first two years in an easily accessible place) from the date of the Plan, agreement or report.

10.  Meanings of Certain Terms. As used in this Plan, the terms “interested person” and “majority of the outstanding voting securities” will be deemed to have the same meaning that those terms have under the Act and the rules and regulations under the Act, subject to any exemption that may be granted to the Trust under the Act by the Securities and Exchange Commission.

This Plan and the terms and provisions thereof are hereby accepted and agreed to by the Trust and the Distribution Coordinator, as evidenced by their execution hereof, as of this [__] day of [July] 2005.

THE PURISIMA FUNDS

By:

Title:

FISHER ASSET MANAGEMENT, LLC as Distribution Coordinator

By:

Title:

APPENDIX A

Fund Schedule - THE PURISIMA FUNDS

(approved by the Board of Trustees on July __, 2005)

Fund
●	The Purisima Total Return Fund

●	The Purisima All-Purpose Fund

THE PURISIMA FUNDS on behalf of its series listed above
By:
Name:
Title:

THE PURISIMA FUNDS

Distribution Coordination Agreement

EXHIBIT ONLY
___________________________________

___________________________________

___________________________________

___________________________________

Ladies and Gentlemen:

This Distribution Coordination Agreement has been adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the “Company Act”), by THE PURISIMA FUNDS, a Delaware business trust (the “Trust”), on behalf of the series of the Trust (each series, a “Fund”), as governed by the terms of the Trust’s Service and Distribution Plan adopted pursuant to such Rule 12b-1 (the “Plan”).

The Plan has been approved by a majority of the Trust’s Trustees who are not interested persons of the Trust or the Funds and who have no direct or indirect financial interest in the operation of the Plan (the “independent Trustees”), cast in person at a meeting called for the purpose of voting on such Plan. Such approval included a determination that in the exercise of the reasonable business judgment of the Board of Trustees and in light of the Trustees’ fiduciary duties, there is a reasonable likelihood that the Plan will benefit each Fund and its shareholders. The Plan also has been approved by a vote of at least a majority of the outstanding voting securities of each Fund, as defined in the Company Act.

1.  To the extent you provide eligible services of the type identified in the Plan to the Funds identified in the attached Schedule (the “Schedule”), we shall pay you a quarterly fee based on the average net asset value of Fund shares during any quarter which are attributable to customers of your firm, at the rate set forth on the Schedule.

2.  In no event may the aggregate annual fee paid to you pursuant to the Schedule exceed ____ percent of the value of the net assets of each Fund held in your customers’ accounts which are eligible for payment pursuant to this Agreement (determined in the same manner as the Fund uses to compute its net assets as set forth in its then effective Prospectus), without approval by a majority of the outstanding shares of each Fund. Subject to that limitation, the fee rate may be prospectively increased or decreased by us, in our sole discretion, at any time upon notice to you. Furthermore, we may, in our discretion and without notice, suspend or withdraw the sale of shares, including the sale of shares to you for the account of any customer or customers.

3.  You shall furnish us and the Trust with such information as shall reasonably be requested by us or the Trust’s Board of Trustees with respect to the services performed by you and the fees paid to you pursuant to the Schedule.

4.  We shall furnish to the Board of Trustees of the Trust, for its review, on a quarterly basis, a written report of the amounts expended under the Plan by us with respect to each Fund and the purposes for which such expenditures were made.

5.  You agree to make shares of the Funds available only (a) to your customers or entities that you service at the net asset value per share next determined after receipt of the relevant purchase instruction or (b) to each such Fund itself at the redemption price for shares of the Fund, as described in each Fund’s then-effective Prospectus.

6.  No person is authorized to make any representations concerning a Fund or shares of a Fund except those contained in each Fund’s then-effective Prospectus or Statement of Additional Information and any such information as may be released by a Fund as information supplemental to such Prospectus or Statement of Additional Information.

7.  Additional copies of each such Prospectus or Statement of Additional Information and any printed information issued as supplemental to each such Prospectus or Statement of Additional Information will be supplied by each Fund to you in reasonable quantities upon request.

8.  In no transaction shall you have any authority whatever to act as agent of the Funds and nothing in this Agreement shall constitute you or any Fund the agent of the other. You are not authorized to act as an underwriter of shares of the Funds or as a dealer in shares of the Funds.

9.  By your written acceptance of this Agreement, you agree to and do release, indemnify and hold us, the Trust and the Funds harmless from and against any and all direct or indirect liabilities or losses resulting from requests, directions, actions or inactions of or by you or your officers, employees or agents regarding your responsibilities hereunder or the purchase, redemption, transfer or registration of shares (or orders relating to the same) by or on behalf of your customers. You and your employees will, upon request, be available during normal business hours to consult with us or our designees concerning the performance of your responsibilities under this Agreement.

10.  By your written acceptance of this Agreement, you represent, warrant and agree that: (a) the compensation payable to you hereunder, together with any other compensation you receive from your customers for services contemplated by this Agreement, will not be excessive or unreasonable under the laws and instruments governing your relationships with your customers; (b) you will provide to your customers a schedule of any fees that you may charge to them relating to the investment of their assets in shares; (c) you are a member in good standing of the NASD and registered as a broker-dealer under the federal and all applicable state securities laws; (d) you are empowered under applicable law and by your organizational documents to enter into and perform this Agreement, and all requisite actions have been taken to authorize you to enter into and perform this Agreement; and (e) you will comply at all times with all applicable laws, rules and regulations.

11.  All communications to the Funds shall be sent to: Fisher Investments, Inc., as Distribution Coordinator for the Funds, 13100 Skyline Boulevard, Woodside, California 94062-4547. Any notice to you shall be duly given if mailed or telegraphed to you at your address as indicated in this Agreement.

12.  This Agreement may be terminated by us or by you, by the vote of a majority of the independent Trustees, or by a vote of a majority of the outstanding shares of a Fund, or at any time upon written notice, all without payment of any penalty. This Agreement shall also be terminated automatically in the event of its assignment or by any act that terminates the Plan.

13.  The provisions of the Plan between the Trust and us, insofar as they relate to you, are incorporated herein by reference.

This Agreement shall take effect on the date indicated below, and the terms and provisions thereof are hereby accepted and agreed to by us as evidenced by our execution hereof.

FISHER ASSET MANAGEMENT, LLC, Distribution Coordinator

By:	EXHIBIT ONLY
Authorized Officer

Dated:

Agreed and Accepted:

(Name)

By:
(Authorized Officer)

THE PURISIMA FUNDS

SCHEDULE TO DISTRIBUTION COORDINATION AGREEMENT
BETWEEN FISHER INVESTMENTS, INC.
AS DISTRIBUTION COORDINATOR
AND

(Name)

Pursuant to the provisions of the Distribution Coordination Agreement between the above parties with respect to The Purisima Funds, Fisher Asset Management LLC, as Distribution Coordinator, shall pay a quarterly fee to the above-named party based on the average net asset value of shares of each Fund during the previous calendar quarter the sales of which are attributable to the above-named party, as follows:

Fund	Fee

SECOND AMENDED
SERVICE AND DISTRIBUTION PLAN

OF

THE PURISIMA FUNDS

WHEREAS, The Purisima Funds (the “Trust”) engages in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the “Act”);

WHEREAS, the Trust’s Board of Trustees (the “Board”) has established separate series of shares of the Trust and hereafter may establish additional series of shares (each a “Fund,” and collectively, the “Funds”);

WHEREAS, the Trust proposes or may propose to commence an offering of shares of the Funds at net asset value without an initial or contingent deferred sales charge;

WHEREAS, the Trust proposes to engage in activities which are primarily intended to result in the distribution and sale of the shares of the Funds and to make payments in connection with the distribution of the shares of the Funds, and the Trust desires to adopt a Distribution Plan (the “Plan”) pursuant to Rule 12b-1 under the Act;

WHEREAS, the principal distribution coordinator of the shares of the Funds (the “Distribution Coordinator”) proposes to incur substantial expenses in rendering distribution services for the Funds; and

WHEREAS, the Board has determined that there is a reasonable likelihood that adoption of this Plan will benefit the Funds and their shareholders.

NOW, THEREFORE, the Trust hereby adopts this Plan with respect to the shares of the Funds set forth in Appendix A in accordance with Rule 12b-1 under the Act and containing the following terms and conditions:

1.  Annual Fee. The Trust will pay to the Distribution Coordinator, as the Funds’ principal distribution coordinator, an annual fee for the Distribution Coordinator’s serving in such capacity and providing certain distribution-related services. The annual fee paid to the Distribution Coordinator under the Plan will be calculated daily and paid monthly in arrears by each Fund on the first day of each month based on the average daily net assets of such Fund at an annual rate of 0.25 of 1.0% on each Fund’s average net assets to reimburse the Distribution Coordinator for expenses that are primarily intended to result in the sale of a Fund’s shares (“Distribution Expenses”).

2.  Distribution Expenses in Excess of or Less Than Amount of Fee. The fees paid by the Trust on behalf of each Fund shall not be refundable if in any given year the fees are greater than the Distribution Expenses for that year. Distribution Expenses will be paid on a first-in, first-out basis. In no event shall the total of the compensation payable and out-of-pocket reimbursements under Sections 1 and 2 exceed on an annual basis 0.25% of a Fund’s average daily net assets.

3.  Expenses Covered by the Plan. Distribution Expenses which may be paid under the Plan are those expenses primarily intended to result in the sale of a Fund’s shares, including, but not limited to: (a) costs of payments, including incentive compensation, made to agents for and consultants to the Distribution Coordinator, any affiliate of the Distribution Coordinator or the Trust, including pension administration firms that provide distribution and shareholder related services and broker-dealers that engage in the distribution of a Fund’s shares; (b) payments made to, and expenses of, persons who provide support services in connection with the distribution of a Fund’s shares and servicing of a Fund’s shareholders, including, but not limited to, personnel of the Distribution Coordinator and the Fund’s investment manager, office space and equipment, telephone facilities, answering routine inquiries regarding the Fund, processing shareholder transactions and providing any other shareholder services not otherwise provided by the Trust’s transfer agency or other servicing arrangements; (c) payments made pursuant to any Distribution Coordination Agreement (the form of which is attached hereto as exhibits) or other service agreement; (d) fees and costs relating to the formulation and implementation of marketing and promotional activities, including, but not limited to, direct mail promotions and television, radio, newspaper, magazine and other mass media advertising; (e) costs of printing and distributing prospectuses, statements of additional information and reports of the Funds to prospective shareholders of the Funds; (f) costs involved in preparing, printing and distributing sales literature pertaining to the Fund; and (g) costs involved in obtaining whatever information, analyses and reports with respect to marketing and promotional activities that the Trust may, from time to time, deem advisable. Such expenses shall be deemed incurred whether paid directly by the Distribution Coordinator or by a third party to the extent reimbursed therefor by the Distribution Coordinator.

4.  Written Reports. The Distribution Coordinator shall furnish to the Board, for its review, on a quarterly basis, a written report of the monies paid to it under the Plan with respect to each Fund, and shall furnish the Board with such other information as the Board may reasonably request in connection with the payments made under the Plan in order to enable the Board to make an informed determination of whether the Plan should be continued as to each Fund.

5.  Termination. The Plan may be terminated as to any Fund at any time, without penalty, by vote of a majority of the outstanding voting securities of such Fund, and any Distribution Coordination Agreement under the Plan may be likewise terminated at any time. Once terminated, no further payments shall be made under the Plan.

6.  Amendments. The Plan and any Distribution Coordination Agreement or related distribution or service agreement may not be amended with respect to a Fund to increase materially the amount to be spent by the Fund for distribution and servicing of Fund shares pursuant to Section 1 hereof without approval by a majority of the outstanding voting securities of such Fund. All material amendments to the Plan and any Distribution Coordination Agreement or related distribution or service agreement entered into with third parties shall be approved by the Trust’s independent Trustees cast in person at a meeting called for the purpose of voting on any such amendment. The Distribution Coordinator may assign its responsibilities and liabilities under the Plan to another party who agrees to act as principal distribution coordinator for the Trust with the consent of a majority of the Trust’s independent Trustees.

7.  Selection of Independent Trustees. So long as the Plan is in effect, the selection and nomination of the Trust’s independent Trustees shall be committed to the discretion of such independent Trustees.

8.  Effective Date of Plan. The Plan shall take effect at such time as it has received the requisite Trustee and shareholder approval and, unless sooner terminated, shall continue in effect for a period of more than one year from the date of its execution only so long as such continuance is specifically approved at least annually by the Board, including a majority of the independent Trustees, cast in person at a meeting called for the purpose of voting on such continuance.

9.  Preservation of Materials. The Trust will preserve copies of the Plan, any agreements relating to the Plan and any reports made pursuant to Section 4 above, for a period of not less than six years (the first two years in an easily accessible place) from the date of the Plan, agreement or report.

10.  Meanings of Certain Terms. As used in this Plan, the terms “interested person” and “majority of the outstanding voting securities” will be deemed to have the same meaning that those terms have under the Act and the rules and regulations under the Act, subject to any exemption that may be granted to the Trust under the Act by the Securities and Exchange Commission.

This Plan and the terms and provisions thereof are hereby accepted and agreed to by the Trust and the Distribution Coordinator, as evidenced by their execution hereof, as of this [__] day of [July] 2005.

THE PURISIMA FUNDS

By:

Title:

FISHER ASSET MANAGEMENT, LLC as Distribution Coordinator

By:

Title:

APPENDIX A

Fund Schedule - THE PURISIMA FUNDS

(approved by the Board of Trustees on July __, 2005)

Fund
●	The Purisima Total Return Fund

●	The Purisima All-Purpose Fund

THE PURISIMA FUNDS on behalf of its series listed above
By:
Name:
Title:

THE PURISIMA FUNDS

Distribution Coordination Agreement

EXHIBIT ONLY
___________________________________

___________________________________

___________________________________

___________________________________

Ladies and Gentlemen:

This Distribution Coordination Agreement has been adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the “Company Act”), by THE PURISIMA FUNDS, a Delaware business trust (the “Trust”), on behalf of the series of the Trust (each series, a “Fund”), as governed by the terms of the Trust’s Service and Distribution Plan adopted pursuant to such Rule 12b-1 (the “Plan”).

The Plan has been approved by a majority of the Trust’s Trustees who are not interested persons of the Trust or the Funds and who have no direct or indirect financial interest in the operation of the Plan (the “independent Trustees”), cast in person at a meeting called for the purpose of voting on such Plan. Such approval included a determination that in the exercise of the reasonable business judgment of the Board of Trustees and in light of the Trustees’ fiduciary duties, there is a reasonable likelihood that the Plan will benefit each Fund and its shareholders. The Plan also has been approved by a vote of at least a majority of the outstanding voting securities of each Fund, as defined in the Company Act.

1.  To the extent you provide eligible services of the type identified in the Plan to the Funds identified in the attached Schedule (the “Schedule”), we shall pay you a quarterly fee based on the average net asset value of Fund shares during any quarter which are attributable to customers of your firm, at the rate set forth on the Schedule.

2.  In no event may the aggregate annual fee paid to you pursuant to the Schedule exceed ____ percent of the value of the net assets of each Fund held in your customers’ accounts which are eligible for payment pursuant to this Agreement (determined in the same manner as the Fund uses to compute its net assets as set forth in its then effective Prospectus), without approval by a majority of the outstanding shares of each Fund. Subject to that limitation, the fee rate may be prospectively increased or decreased by us, in our sole discretion, at any time upon notice to you. Furthermore, we may, in our discretion and without notice, suspend or withdraw the sale of shares, including the sale of shares to you for the account of any customer or customers.

3.  You shall furnish us and the Trust with such information as shall reasonably be requested by us or the Trust’s Board of Trustees with respect to the services performed by you and the fees paid to you pursuant to the Schedule.

4.  We shall furnish to the Board of Trustees of the Trust, for its review, on a quarterly basis, a written report of the amounts expended under the Plan by us with respect to each Fund and the purposes for which such expenditures were made.

5.  You agree to make shares of the Funds available only (a) to your customers or entities that you service at the net asset value per share next determined after receipt of the relevant purchase instruction or (b) to each such Fund itself at the redemption price for shares of the Fund, as described in each Fund’s then-effective Prospectus.

6.  No person is authorized to make any representations concerning a Fund or shares of a Fund except those contained in each Fund’s then-effective Prospectus or Statement of Additional Information and any such information as may be released by a Fund as information supplemental to such Prospectus or Statement of Additional Information.

7.  Additional copies of each such Prospectus or Statement of Additional Information and any printed information issued as supplemental to each such Prospectus or Statement of Additional Information will be supplied by each Fund to you in reasonable quantities upon request.

8.  In no transaction shall you have any authority whatever to act as agent of the Funds and nothing in this Agreement shall constitute you or any Fund the agent of the other. You are not authorized to act as an underwriter of shares of the Funds or as a dealer in shares of the Funds.

9.  By your written acceptance of this Agreement, you agree to and do release, indemnify and hold us, the Trust and the Funds harmless from and against any and all direct or indirect liabilities or losses resulting from requests, directions, actions or inactions of or by you or your officers, employees or agents regarding your responsibilities hereunder or the purchase, redemption, transfer or registration of shares (or orders relating to the same) by or on behalf of your customers. You and your employees will, upon request, be available during normal business hours to consult with us or our designees concerning the performance of your responsibilities under this Agreement.

10.  By your written acceptance of this Agreement, you represent, warrant and agree that: (a) the compensation payable to you hereunder, together with any other compensation you receive from your customers for services contemplated by this Agreement, will not be excessive or unreasonable under the laws and instruments governing your relationships with your customers; (b) you will provide to your customers a schedule of any fees that you may charge to them relating to the investment of their assets in shares; (c) you are a member in good standing of the NASD and registered as a broker-dealer under the federal and all applicable state securities laws; (d) you are empowered under applicable law and by your organizational documents to enter into and perform this Agreement, and all requisite actions have been taken to authorize you to enter into and perform this Agreement; and (e) you will comply at all times with all applicable laws, rules and regulations.

11.  All communications to the Funds shall be sent to: Fisher Investments, Inc., as Distribution Coordinator for the Funds, 13100 Skyline Boulevard, Woodside, California 94062-4547. Any notice to you shall be duly given if mailed or telegraphed to you at your address as indicated in this Agreement.

12.  This Agreement may be terminated by us or by you, by the vote of a majority of the independent Trustees, or by a vote of a majority of the outstanding shares of a Fund, or at any time upon written notice, all without payment of any penalty. This Agreement shall also be terminated automatically in the event of its assignment or by any act that terminates the Plan.

13.  The provisions of the Plan between the Trust and us, insofar as they relate to you, are incorporated herein by reference.

This Agreement shall take effect on the date indicated below, and the terms and provisions thereof are hereby accepted and agreed to by us as evidenced by our execution hereof.

FISHER ASSET MANAGEMENT, LLC, Distribution Coordinator

By:	EXHIBIT ONLY
Authorized Officer

Dated:

Agreed and Accepted:

(Name)

By:
(Authorized Officer)

THE PURISIMA FUNDS

SCHEDULE TO DISTRIBUTION COORDINATION AGREEMENT
BETWEEN FISHER INVESTMENTS, INC.
AS DISTRIBUTION COORDINATOR
AND

(Name)

Pursuant to the provisions of the Distribution Coordination Agreement between the above parties with respect to The Purisima Funds, Fisher Asset Management LLC, as Distribution Coordinator, shall pay a quarterly fee to the above-named party based on the average net asset value of shares of each Fund during the previous calendar quarter the sales of which are attributable to the above-named party, as follows:

Fund	Fee